UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   December 20, 2005

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a material definitive agreement.

          On December 20, 2005, Palatin and King Pharmaceuticals, Inc. amended the Collaborative Development and Marketing Agreement between them dated August 12, 2004, to terminate the sublicense to King of patents under a license agreement between Palatin and Competitive Technologies, Inc. Palatin and King concluded that the sublicense was not necessary or useful for the development, manufacture, sale or other commercialization of PT-141, a nasally administered peptide in clinical development for the treatment of both male and female sexual dysfunction.

        We have filed the amendment to the Collaborative Development and Marketing Agreement as an exhibit to this report.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Second Amendment and Agreement dated as of December 16, 2005 amending the Collaborative Development and Marketing Agreement between Palatin and King Pharmaceuticals, Inc. dated August 12, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: December 22, 2005	By: /s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer

EXHIBIT INDEX

10.1	Second Amendment and Agreement dated as of December 16, 2005 amending the Collaborative Development and Marketing Agreement between Palatin and King Pharmaceuticals, Inc. dated August 12, 2004.